EMBASSY BANCORP, INC.
OPTION PLAN

STOCK OPTION GRANT AGREEMENT

THIS STOCK OPTION GRANT AGREEMENT, dated as of _________ __, _______ (the "Date of Grant"), is delivered by EMBASSY BANCORP, INC. (the "Company'), to _________________________________, (the "Optionee").

RECITALS

A.The Embassy Bancorp, Inc. Option Plan (the "Plan") provides for the grant of stock options to officers, employees and directors of the Company, to purchase shares of common stock of the Company, (the "Shares"), in accordance with the terms and conditions of the Plan.

B.The Board of Directors of the Company (the "Board") has determined that it would be to the advantage and interest of the Company to make the grant provided for herein as an inducement for the Optionee to promote the best interests of the Company and its stockholders.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Grant of Option.

Subject to the terms and conditions hereinafter set forth, the Company hereby grants to the Optionee an option to purchase an aggregate number of Shares at the option price set forth below (the "Option"):

A Non-qualified Stock Option to purchase _________ Shares at an option price of $_____ per Share based on the fair market value per Share on the Date of Grant, which shall be exercisable as provided in Paragraph 6 below.

2.Nature of Option.

The Option designated hereunder shall be a Non-qualified Stock Option. The Board of Directors of the Company (the "Board") shall administer the Plan, shall interpret and construe this Stock Option Grant Agreement in accordance with and pursuant to the terms of the Plan, and its decisions shall be conclusive as to any question arising hereunder.

3.Restrictions on Exercise.

During the Optionee's lifetime, exercise of the option shall be solely by the Optionee and, after the Optionee's death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the representatives of the Optionee, or by the person or persons who acquire the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is then exercisable pursuant to the provisions of Paragraphs 5 and 6 below.

           4.Exercise Procedures.

Subject to the exercise provisions below, the Optionee may exercise the Option with respect to all or a portion of the Option. The Optionee may exercise the Option by giving the President of the Company written notice of intent to exercise in the manner provided in Paragraph 15 hereof.  Such notice shall specify the number of Shares as to which this Option is to be exercised and shall be accompanied by the applicable exercise price (i) in cash or personal check, which shall be accepted subject to collection in the ordinary course, (ii) with the approval of the Board, by delivering Shares already owned by the Optionee having a fair market value on the date of exercise equal to the option price, or (iii) with a combination of cash, check or Shares.

The obligation of the Company to deliver Shares upon such exercise of the Option shall be subject to all applicable Federal and State laws, rules, regulations and such approvals by governmental agencies as may be deemed appropriate by the Board, including, among other things, such steps as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Board, as it deems appropriate, shall have the right to impose restrictions on the resale or transfer of Shares received upon the exercise of the Option, to comply with any applicable state or Federal securities laws. All obligations of the Company hereunder shall be subject to the rights of the Company or any of its subsidiaries as set forth in the Plan to withhold amounts required to be withheld for any taxes. If the Optionee fails to accept delivery of, or to pay for, any of the Shares specified in such notice upon tender of delivery thereof, the Optionee's right to purchase such undelivered Shares may be terminated, at the sole discretion of the Board. The date that notice of an election to exercise is received by the Company shall be deemed the date of exercise hereunder.

           5.Term of Option.

The Option granted hereunder shall have a term of nine (9) years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the further provisions of this Stock Option Grant Agreement.

The Option shall automatically terminate prior to the expiration of the option term upon the happening of certain events, specified in the Plan including (i) the expiration of the period beginning on the date the Optionee terminates employment with the Company for any reason other than death or termination for cause and ending sixty (60) days after such termination; (ii) the expiration of the six (6) month period after the Optionee terminates employment with the Company on account of death, or (iii) the date of the Optionee's employment with the Company or any of its subsidiaries is terminated for cause by the Company, as determined by the Board in accordance with the Company's personnel policy.

           6.Vesting of Option.

The Option shall become exercisable in ________ installments according to the schedule set forth below:

DateShares

Notwithstanding the foregoing, the Option shall become fully exercisable upon the occurrence of a Change in Control (as defined in Section 9 of the Plan).

Notwithstanding anything to the contrary, the Option shall not become exercisable after the Option is terminated as provided in Paragraph 5 above.

NOTWITHSTANDING ANY OTHER PROVISIONS SET FORTH HEREIN OR IN THE PLAN, IF THE OPTIONEE SHALL CEASE TO BE AN EMPLOYEE OF THE COMPANY ON ACCOUNT OF TERMINATION FOR CAUSE, AS DETERMINED BY THE BOARD IN ACCORDANCE WITH THE COMPANY'S PERSONNEL POLICY AS IN EFFECT BEFORE ANY CHANGE IN CONTROL OF THE COMPANY, THE UNEXERCISED PORTION OF THE OPTION AND ANY AND ALL RIGHTS HEREUNDER SHALL IMMEDIATELY TERMINATE AND BE VOID.

           7.Right of First Refusal.

In the event that the Optionee exercises the Option and the Optionee, or the Optionee's personal representative or beneficiary, wishes to sell, encumber or otherwise dispose of any or all of the Shares so acquired, either at the time of exercise or thereafter, the Optionee (or personal representative or beneficiary) must offer to sell the Shares to the Company by giving the Company written notice disclosing: (a) the name(s) of the proposed transferee of the Shares; (b) the certificate number and number of Shares proposed to be transferred or encumbered; (c) the proposed price; and (d) all other terms of the proposed transfer. Within fourteen (14) days after receipt of such notice, the Company shall have the option to purchase all or part of such Shares. If the Company decides to exercise this option, the purchase price of the Shares shall be the lesser of the proposed sale price or the fair market value of the Shares (as defined in Section 5(b) of the Plan) on the date the written notice is received by the Board.

In the event the Company does not exercise the option to purchase the Shares, as provided above, the Optionee shall have the right to sell or otherwise dispose of the Shares on the terms of the transfer set forth in the written notice to the Company, provided such transfer is effected within fifteen (15) days after the expiration of the Company's option period. If the transfer is not effected within such period, the Company must again be given an option to purchase, as provided above.

           8.Grant Subject to Plan Provisions.

This grant is made pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and shall in all respects be interpreted in accordance therewith. The granting and exercise of the Option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) capital or other changes of the company and (d) other requirements of applicable law. A complete copy of the Plan will be provided to the Optionee upon request.

           9.No Rights to Employment.

Neither the granting of the Option nor any other action taken with respect to the Option or the Plan shall confer upon the Optionee any right to continue as an employee of the Company or any of its subsidiaries or interfere in any way with the right of the Company to terminate the Optionee' s employment with the Company or any of its subsidiaries at any time. Except as may be otherwise limited by another written agreement, the right of the Company to terminate at will the Optionee's employment (whether by dismissal, discharge, retirement or otherwise) is specifically reserved.

           10.No Stockholder Rights.

Neither the Optionee, nor any person entitled to exercise the Optionee's rights in the event of the Optionee's death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, except to the extent that certificates for such Shares shall have been issued upon the exercise of the Option as provided herein.

            11.Cancellation or Amendment.

This grant may be canceled or amended by the Board, in whole or in part, at any time if the Board determines, in its sole discretion, that cancellation or amendment is necessary or advisable in light of any change after the Date of Grant in (a) the Code or the regulations issued thereunder or (b) any federal or state securities law or other law or regulation, which change by its term is effective retroactively to a date on or before the Date of Grant.

            12.Board Authority.

The Board shall have the right to interpret the option and to make factual determinations regarding this instrument and its decisions with respect thereto shall be conclusive upon any question arising hereunder.

           13.Assignment and Transfers

The rights and interests of the Optionee under this Stock Option Grant Agreement may not be sold, assigned, encumbered or otherwise transferred, except in the event of the death of the Optionee, by will or by the laws of descent and distribution.  In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and the Option and all rights hereunder shall thereupon become null and void.

            14.Applicable Law.

The validity, construction, interpretation and effect of this instrument shall be governed by and determined in accordance with the laws of the Commonwealth of Pennsylvania.

            15.Notice.

Any notice to the Company provided for in this instrument shall be addressed to it in care of the President of the Company, P. 0. Box 20405,  Lehigh Valley,  PA 18002-.0405, or such other address specified by the Company or any successor thereto, and any notice to the Optionee shall be addressed to such Optionee at the current address shown on the payroll of the Company, or to such other address as the Optionee may designate to the Company in writing.  Any notice provided for hereunder shall be delivered by hand, sent by telecopy or telex or enclosed in a properly sealed envelope addressed as stated above and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

16.FDIC Provisions.

Optionee agrees and acknowledges that in accordance with FDIC regulations and guidelines, Optinee may be required to exercise or forfeit this Option if the Company's capital falls below minimum capital requirements.

IN WITNESS WHEREOF, EMBASSY BANCORP, INC. has caused its duly authorized officer to execute and attest this instrument, and the Optionee has placed his or her signature herein, effective as of the Date of the Grant.

Attest:EMBASSY BANCORP, INC.

_____________________________By: _________________________________

         Accepted: ____________________________

             Optionee